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                                   EXHIBIT A

                                   AGREEMENT

                          JOINT FILING OF SCHEDULE 13G



     The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13G and any future amendments thereto reporting each of
the   undersigned's  ownership  of   securities   of   Information   Management
Technologies Corp., and hereby affirm that such Schedule 13G is being filed on behalf of each of the undersigned.




Date: February 12, 1997




By: /s/ J. Morton Davis
   -------------------------------
    J. Morton Davis







Date: February 12, 1997
      D.H. Blair Investment Banking Corp.



By:  /s/ David Nachamie
   -------------------------------
     David Nachamie
     Treasurer